
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: FEBRUARY 15, 1999
                        ---------------------------------
                        (Date of Earliest Event Reported)



                              WSI INDUSTRIES, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)




                 MINNESOTA                    0-619            41-0691607
               ----------------            ------------      ------------------
               (State or other             (Commission       (I.R.S. Employer
               jurisdiction                File Number)      Identification No.)
               or incorporation)



                           2605 WEST WAYZATA BOULEVARD
                           LONG LAKE, MINNESOTA 55356
                     --------------------------------------
                    (Address of principal executive offices)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (612) 473-1271

The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed February 28, 1999.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

In accordance with Item 7 of the registrant's Current Report on Form 8-K filed February 28, 1999, the registrant appends to the Form 8-K the following financial statements and pro forma financial information:

          (a)  Financial Statements of Business Acquired
                    The following financial statements of Taurus Numeric Tool, Inc. are attached hereto as Appendix A:

                    1.   Report of Independent Auditors
                    2.   Balance Sheets at December 31, 1998 and 1997
                    3. Statements of Income for the two years ended December 31, 1998
                    4. Statement of changes in Shareholders' Equity for the two years ended December 31, 1998
                    5. Statements of Cash Flows for the two years ended December 31, 1998
                    6.   Notes to Financial Statements

          (b)  Pro Forma Financial Information
                    The following pro forma financial information is attached hereto as Appendix B:

                    1. Unaudited Pro Forma Combined Statements of Operations for the year ended August 30, 1998.
                    2.   Notes to Unaudited Pro Forma Financial Statements
                    3. Unaudited Pro Forma Combined Statement of Operations for the thirteen weeks ended November 29, 1998
                    4. Unaudited Pro Forma Combined Balance Sheet as of November 29, 1998
                    5.   Notes to Unaudited Pro Forma Financial Statements

          (c)  Exhibits

          23.  Consent of Ernst & Young

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                        WSI INDUSTRIES, INC.

                                        By:  /s/ Michael J. Pudil
                                             ------------------------------
                                             Michael J. Pudil
                                             President & CEO

                                        By:  /s/ Paul D. Sheely
                                             ------------------------------
                                             Paul D. Sheely
                                             Vice President Finance & CFO

April 29, 1999

                              FINANCIAL STATEMENTS

                            TAURUS NUMERIC TOOL, INC.

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                            Taurus Numeric Tool, Inc.

                              Financial Statements

                     Years ended December 31, 1998 and 1997




                                    CONTENTS

Report of Independent Auditors...................................1

Audited Financial Statements

Balance Sheets...................................................2
Statements of Income.............................................3
Statement of Changes in Shareholder's Equity.....................4
Statements of Cash Flows.........................................5
Notes to Financial Statements....................................6

                         Report of Independent Auditors


Board of Directors and Shareholder
Taurus Numeric Tool, Inc.


We have audited the accompanying balance sheets of Taurus Numeric Tool, Inc. as of December 31, 1998 and 1997, and the related statements of income, changes in shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taurus Numeric Tool, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 14, 1999

                            Taurus Numeric Tool, Inc.

                                 Balance Sheets


                                                                                   DECEMBER 31
                                                                             1998              1997
                                                                       ------------------------------------
ASSETS
Current assets:

   Cash                                                                      $1,032,109      $   284,606
   Accounts receivable, less allowance for doubtful accounts of
     $2,500 in 1998 and 1997                                                    893,282          644,730
   Inventory                                                                  1,795,288        1,701,675
   Prepaid expenses                                                               5,139            5,346
   Notes receivable                                                              31,974                -
                                                                       ------------------------------------
Total current assets                                                          3,757,792        2,636,357

Property and equipment, net of accumulated depreciation                       1,931,582        1,994,944
Other assets                                                                     70,118           61,879




                                                                       ------------------------------------
Total assets                                                                 $5,759,492       $4,693,180
                                                                       ------------------------------------
                                                                       ------------------------------------

                                                                                   DECEMBER 31
                                                                             1998              1997
                                                                       ------------------------------------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Note payable                                                        $              -     $     25,000
   Current maturities of long-term debt                                         288,639          298,297
   Accounts payable                                                             134,165          379,708
   Accrued compensation                                                         265,044          222,060
   Other accrued expenses                                                        10,391           14,069
   Deferred compensation - current portion                                       54,443            9,574
                                                                       ------------------------------------
Total current liabilities                                                       752,682          948,708

Long-term debt                                                                  643,151          930,180

Deferred compensation                                                            18,896           73,399

Shareholder's equity:
   Common Stock, $.01 par value:

     Authorized shares - 10,000

     Issued and outstanding shares - 10,000                                         100              100
   Additional paid-in capital                                                   428,822          428,822
   Retained earnings                                                          3,915,841        2,311,971
                                                                       ------------------------------------
Total shareholders' equity                                                    4,344,763        2,740,893
                                                                       ------------------------------------
Total liabilities and shareholder's equity                                   $5,759,492       $4,693,180
                                                                       ------------------------------------
                                                                       ------------------------------------

SEE ACCOMPANYING NOTES.

                            Taurus Numeric Tool, Inc.

                              Statements of Income


                                                                             YEAR ENDED DECEMBER 31
                                                                             1998              1997
                                                                       ------------------------------------
Sales                                                                        $7,596,518       $6,536,373
Cost of sales                                                                 4,681,092        4,914,838
                                                                       ------------------------------------
                                                                              2,915,426        1,621,535

Selling, general and administrative expenses                                    655,286          683,884
                                                                       ------------------------------------

Income from operations                                                        2,260,140          937,651

Other income (expense):
   Interest income                                                               25,757           11,314
   Interest expense                                                            (107,282)        (121,886)
   Other income                                                                  70,255           39,187
                                                                       ------------------------------------
Net income                                                                   $2,248,870      $   866,266
                                                                       ------------------------------------
                                                                       ------------------------------------

Pro forma income statement data (unaudited):
   Net income, as reported                                                   $2,248,870      $   866,266
   Pro forma income tax provision                                               899,548          346,506
                                                                       ------------------------------------
Pro forma net income                                                         $1,349,322      $   519,760
                                                                       ------------------------------------
                                                                       ------------------------------------


SEE ACCOMPANYING NOTES.

                            Taurus Numeric Tool, Inc.

                  Statement of Changes in Shareholder's Equity



                                             COMMON STOCK             ADDITIONAL
                                    --------------------------------   PAID-IN         RETAINED
                                        SHARES          AMOUNT         CAPITAL         EARNINGS         TOTAL
                                    --------------------------------------------------------------------------------
Balance at December 31, 1996             10,000           $100          $428,822       $1,844,742      $2,273,664
   Net income                                 -              -                 -          866,266         866,266
   Shareholder distributions                  -              -                 -         (399,037)       (399,037)
                                    --------------------------------------------------------------------------------
Balance at December 31, 1997             10,000            100           428,822        2,311,971       2,740,893
   Net income                                 -              -                 -        2,248,870       2,248,870
   Shareholder distributions                  -              -                 -         (645,000)       (645,000)
                                    --------------------------------------------------------------------------------
Balance at December 31, 1998             10,000           $100          $428,822       $3,915,841      $4,344,763
                                    --------------------------------------------------------------------------------
                                    --------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                            Taurus Numeric Tool, Inc.

                            Statements of Cash Flows

                                                                             YEAR ENDED DECEMBER 31
                                                                             1998              1997
                                                                       ------------------------------------
OPERATING ACTIVITIES
Net income                                                                   $2,248,870        $866,266
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                               292,882         286,862
     Loss on disposal of assets                                                  18,997               -
     Changes in operating assets and liabilities:
       Accounts receivable                                                     (248,552)       (117,568)
       Inventory                                                                (93,613)       (425,343)
       Prepaid expenses                                                             207          (5,346)
       Accounts payable                                                        (245,543)          5,567
       Accrued expenses                                                          39,306          84,943
       Deferred compensation                                                     (9,634)         (9,574)
       Other assets                                                              (8,239)         41,338
                                                                       ------------------------------------
Net cash provided by operating activities                                     1,994,681         727,145

INVESTING ACTIVITIES
Additions to property and equipment                                            (248,517)       (970,382)
Issuance of notes receivable                                                    (31,974)              -
                                                                       ------------------------------------
Net cash used in investing activities                                          (280,491)       (970,382)

FINANCING ACTIVITIES
Change in debt                                                                 (321,687)        704,635
Shareholder distributions                                                      (645,000)       (399,037)
                                                                       ------------------------------------
Net cash (used in) provided by financing activities                            (966,687)        305,598
                                                                       ------------------------------------

Net increase in cash and cash equivalents                                       747,503          62,361
Cash and cash equivalents at beginning of year                                  284,606         222,245
                                                                       ------------------------------------
Cash and cash equivalents at end of year                                     $1,032,109        $284,606
                                                                       ------------------------------------
                                                                       ------------------------------------

SEE ACCOMPANYING NOTES.

                            Taurus Numeric Tool, Inc.

                          Notes to Financial Statements

                                December 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Taurus Numeric Tool, Inc. (the Company) is a manufacturer of parts which are primarily used by aircraft and other related industries in the upper midwest United States. The Company extends unsecured credit to all customers.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY

Inventory of materials is valued at the lower of cost (first-in, first-out method) or market. Work-in-process inventory includes production costs.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and depreciated principally on the straight-line and declining-balance methods over the estimated useful lives of five to 32 years.

                            Taurus Numeric Tool, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
   INCOME TAXES

The Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

PRO FORMA INFORMATION (UNAUDITED)

Net income has been adjusted to include an income tax provision which reflects the taxes that would have been paid at a combined federal and state rate of 40% had the Company been a C corporation.

2. INVENTORY

Inventory is comprised of:

                                                                                   DECEMBER 31
                                                                             1998              1997
                                                                       ------------------------------------
   Raw materials                                                            $   101,704      $   238,446
   Work-in-process                                                              965,612          990,689
   Finished goods                                                               727,972          472,540
                                                                       ------------------------------------
                                                                             $1,795,288       $1,701,675
                                                                       ------------------------------------
                                                                       ------------------------------------

                            Taurus Numeric Tool, Inc.

                    Notes to Financial Statements (continued)



3. PROPERTY AND EQUIPMENT

Property and equipment is comprised of:

                                                                                   DECEMBER 31
                                                                             1998              1997
                                                                       ------------------------------------
   Assets:
     Machinery and equipment                                                 $4,899,578       $4,755,406
     Vehicles                                                                   121,474          123,103
     Furniture and fixtures                                                     127,139           89,363
     Leasehold improvements                                                     100,153          100,153
                                                                       ------------------------------------
                                                                              5,248,344        5,068,025
   Less accumulated depreciation                                              3,316,762        3,073,081
                                                                       ------------------------------------
                                                                             $1,931,582       $1,994,944
                                                                       ------------------------------------
                                                                       ------------------------------------


4. LONG-TERM DEBT

Long-term debt is comprised of:

                                                                                   DECEMBER 31
                                                                             1998              1997
                                                                       ------------------------------------
   Note payable to Norwest Bank (secured by equipment, and is personally guaranteed by the sole stockholder) in monthly
     installments of $4,155 including interest at 9% per annum. The
     final payment is due March 25, 1999.                                    $  12,619      $     59,053

   Note payable to Norwest Bank (secured by inventory, equipment, all general intangibles and is personally guaranteed by the sole stockholder) in monthly installments of $18,801 including
     interest at 9.27% per annum. The final payment is due May 1, 2002.        642,513           799,597

   Note payable to Norwest Bank (secured by equipment) in monthly installments of $10,501 including interest at base rate plus
     1.5%. The rate at December 31, 1998 and 1997 was 9.88%. The note
     is due March 26, 2001.                                                    276,658           369,827
                                                                       ------------------------------------
                                                                               931,790         1,228,477

   Less current maturities                                                     288,639           298,297
                                                                       ------------------------------------
                                                                              $643,151       $   930,180
                                                                       ------------------------------------
                                                                       ------------------------------------

                            Taurus Numeric Tool, Inc.

                    Notes to Financial Statements (continued)



4. LONG-TERM DEBT (CONTINUED)

Scheduled maturities of long-term debt are as follows for the years ending December 31:

   1999                                                            $288,639
   2000                                                             304,250
   2001                                                             267,169
   2002                                                              70,122


5. OPERATING LEASES AND RELATED PARTY TRANSACTIONS

The plant and corporate general offices are leased from the sole stockholder for $8,900 per month plus utilities and other general costs under a five-year agreement expiring December 31, 2001. Related party rental expenses for the years ended December 31, 1998 and 1997 were $137,014 and $146,053, respectively.

The Company is leasing machinery from a corporation whose stock is owned by the son of the sole stockholder under a five year agreement calling for monthly payments of $2,742 through March 30, 2003. Related party rental expense for the years ended December 31, 1998 and 1997 was $157,034 and $140,095, respectively.

Future minimum lease payments for the above leases are as follows for the years ending December 31:

   1999                                                           $173,003
   2000                                                            173,003
   2001                                                            150,806
   2002                                                             32,908
   2003                                                             10,969
                                                                 ----------
                                                                  $540,689
                                                                 ----------
                                                                 ----------

6. DEFERRED COMPENSATION

The Company has a phantom stock deferred compensation agreement with two employees. The plan was discontinued in 1996. The retirement of one employee triggered the distribution of his share over 60 months. The total accrued liability at December 31, 1998 and 1997 was $73,339 and $82,973, respectively.

                            Taurus Numeric Tool, Inc.

                    Notes to Financial Statements (continued)



7. PROFIT SHARING AND 401K PLAN

The Company has a profit sharing and 401K plan covering all full-time employees meeting certain age and length of service requirements. The contribution is determined by management and is allocated based on a percentage of each employee's compensation. The profit sharing plan is funded out of current operations. The Company made no contributions during 1998 and 1997.

8. MAJOR CUSTOMER

During the year ended December 31, 1998, the Company derived approximately 65% and 19% of its revenue from two customers.

During the year ended December 31, 1997, the Company derived approximately 67% and 15% of its revenue from two customers.

9. SUBSEQUENT EVENT

On February 15, 1999, the sole shareholder sold all of the issued and outstanding stock to WSI Industries, Inc. ("WSI"). Pursuant to a Stock Purchase Agreement dated February 15, 1999 between the Company and WSI, $1,175,807 was paid by WSI to the Company's shareholder in the form of a Subordinated Promissory Note and $5,000,000 was paid in cash. An additional as yet undetermined amount, not to exceed $1,000,000, will be payable by WSI to the shareholder in the form of a Contingent Subordinated Promissory Note, such amount to be based upon the operating income of the Company during the twelve-month period following the closing date of the transaction. Upon the closing of the Stock Purchase Agreement, the Company entered into a three-year lease with the former shareholder for the facility used in its business. The Company also entered into a Non-Compete Agreement under which the former shareholder will be paid $25,000 per quarter for five years. WSI has guaranteed the Company's obligations under the Lease and Non-Compete Agreement.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On February 15, 1999, WSI Industries, Inc. ( the "Company"), acquired all the outstanding shares of stock of Taurus Numeric Tool., Inc. ("Taurus"). The Company's unaudited pro forma financial statements assume the Taurus acquisition occurred (1) as of the beginning of the period for the purposes of the unaudited pro forma statements of operations and (2) on November 29, 1998 for the purposes of the unaudited pro forma balance sheet.

The Company's unaudited pro forma financial statements combine the results of operations of the Company for the year ended August 30, 1998 and the quarter ended November 29, 1998 with the twelve months ended September 30, 1998 and the quarter ended December 31, 1998, respectively, of Taurus. The pro forma balance sheet combines the Company's November 29, 1998 balance sheet with the Taurus December 31, 1998 balance sheet. These dates reflect the financial results of Taurus recast to be within a 93 day period of the actual fiscal results of the Company.

The acquisition has been accounted for under the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values as determined through internal estimates that WSI believes are reasonable. The actual allocation of purchase cost, however, and the resulting effect on income may differ from the proforma amounts included herein.

The following unaudited pro forma combined financial information does not purport to reflect the financial position or results of operations that actually would have resulted had the above transactions occurred as of the dates indicated or to project the results of operations for any future period. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements of WSI and Taurus.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 30, 1998


                                                                                 Pro Forma        Pro Forma
                                                  WSI              Taurus       Adjustments         Combined
                                            --------------    -------------     -----------      -------------
Net sales                                   $   23,948,116    $   7,601,715     $        -       $ 31,549,831
Cost of goods sold                              19,547,136        5,183,967         22,278   (1)   24,753,381
                                            --------------    -------------     -----------      -------------

Gross Margin                                     4,400,980        2,417,748        (22,278)         6,796,450

Selling and administrative expense               2,452,496          652,320        177,847   (1)    3,282,663
Interest and other income                         (161,753)         (72,409)             -           (234,162)
Interest expense                                   190,353          141,995        247,258   (2)      579,606
                                            --------------    -------------     -----------      -------------

Earnings before income taxes                     1,919,884        1,695,842       (447,383)         3,168,343
Provision for income taxes                          45,800                -         31,211   (3)       77,011
                                            --------------    -------------     -----------      -------------

Net Earnings                                $    1,874,084    $   1,695,842     $ (478,594)      $  3,091,332
                                            --------------    -------------     -----------      -------------
                                            --------------    -------------     -----------      -------------

Basic earnings per common share             $         .77                                       $        1.27
                                            -------------                                       -------------
                                            -------------                                       -------------

Diluted earnings per common share           $         .73                                       $        1.21
                                            -------------                                       -------------
                                            -------------                                       -------------

Basic shares outstanding                        2,434,125                                           2,434,125
                                            -------------                                       -------------
                                            -------------                                       -------------

Diluted shares outstanding                      2,555,518                                           2,555,518
                                            -------------                                       -------------
                                            -------------                                       -------------

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1.

The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expenses assumes:

   Cost of goods sold -
       Depreciation of amounts allocated to machinery
       and equipment over 7 years.                            $      22,278

   General and administrative expenses -
       Amortization of amounts allocated to Other
       Intangible assets over 5 years                                70,000
       Amortization of goodwill over 20 years                       113,847
       Depreciation                                                  (6,000)
                                                              --------------
                                                              $     200,125
                                                              --------------
                                                              --------------

NOTE 2.

The pro forma adjustment to interest expense assumes:
Additional interest expense
   related to $4,816,174 of net additional borrowings         $     389,253
Elimination of Taurus' interest expense                            (141,995)
                                                              --------------
                                                              $     247,258
                                                              --------------
                                                              --------------


NOTE 3.

The pro forma adjustment to the provision for income taxes assumes mandatory state income taxes only as income would be offset by the Company's existing net operating loss position.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE THIRTEEN WEEKS ENDED NOVEMBER 29,1998

                                                                                  Pro Forma           Pro Forma
                                                    WSI             Taurus       Adjustments          Combined
                                            --------------    -------------     -------------       ------------
Net Sales                                   $    5,640,708    $   1,810,730     $           -       $   7,451,438
Cost of goods sold                               4,815,677        1,022,100             5,570 (2)       5,843,347
                                            --------------    -------------     -------------        ------------
Gross margin                                       825,031          788,630            (5,570)          1,608,091

Selling and administrative expense                 543,638          235,396            44,462 (2)         823,496
Interest and other income                          (67,071)         (18,390)                -             (85,461)
Interest expense                                    59,692            6,257            91,056 (3)         157,005
                                            --------------    -------------     -------------        ------------

Earnings before income taxes                       288,772          565,367          (141,088)            713,051
Provision for income taxes                          11,800                -            10,607 (4)          22,407
                                            --------------    -------------     -------------        ------------

Net earnings                                $      276,972    $     565,367     $    (151,695)      $     690,644
                                            --------------    -------------     -------------        ------------
                                            --------------    -------------     -------------        ------------

Basic earnings per common share             $         .11                                           $         .28
                                            -------------                                           -------------
                                            -------------                                           -------------

Diluted earnings per common share           $         .11                                           $         .27
                                            -------------                                           -------------
                                            -------------                                           -------------

Basic shares outstanding                        2,448,800                                               2,448,800
                                            -------------                                           -------------
                                            -------------                                           -------------

Diluted shares outstanding                      2,552,053                                           2,552,053
                                            -------------                                           -------------
                                            -------------                                           -------------

                   UNAUDTIED PRO FORMA COMBINED BALANCE SHEET
                                NOVEMBER 29, 1998


                                                                                 Pro Forma                 Pro Forma
                                                    WSI             Taurus      Adjustments                Combined
                                            --------------    -------------     -----------              -------------

Assets
Current Assets:

   Cash and cash equivalents                $    2,616,481    $   1,032,109     $  (2,965,616)(6)     $      682,974
   Accounts receivable, net                      2,498,249          893,282                 -              3,391,531
   Inventories                                     970,993        1,632,288                 -              2,603,281
   Other current assets                            139,128           37,113                 -                176,241
                                            --------------    -------------     -------------          -------------
       Total current assets                      6,224,851        3,594,792        (2,965,616)             6,854,027

Property, Plant and Equipment, net               7,568,605        1,931,582           111,418    (1)       9,611,605
Goodwill, net                                            -                -         2,276,937    (1)       2,276,937
Other Assets                                             -           70,118           279,882 (1)(5)         350,000
                                            --------------    -------------     -------------          -------------

       Total Assets                         $   13,793,456    $   5,596,492     $    (297,379)          $ 19,092,569
                                            --------------    -------------     -------------          -------------
                                            --------------    -------------     -------------          -------------

Liabilities and Stockholders' Equity
Current Liabilities:

   Trade accounts payable                   $    1,125,194    $     134,165     $           -           $  1,259,359
   Current portion of long-term debt               816,455          288,639           168,361 (6)          1,273,455
   Accrued expenses                                830,780          329,878                 -              1,160,658
                                            --------------    -------------     -------------           ------------

       Total current liabilities                 2,772,429          752,682           168,361              3,693,472

Long-term debt, less current portion             2,374,739          643,151         3,716,023 (6)          6,733,913

Pension liability and deferred compensation        374,397           18,896                 -                393,293

Stockholders' Equity:

   Common stock                                    244,880              100              (100)               244,880
   Capital in excess of par value                1,592,515          428,822          (428,822)             1,592,515
   Retained earnings                             6,434,496        3,752,841        (3,752,841)             6,434,496
                                            --------------    -------------     --------------          ------------

       Total stockholders' equity                8,271,891        4,181,763        (4,181,763)             8,271,891
                                            --------------    -------------     -------------           ------------

Total Liabilities and Stockholders' Equity  $   13,793,456    $   5,596,492     $    (297,379)          $ 19,092,569
                                            --------------    -------------     -------------           ------------
                                            --------------    -------------     -------------           ------------

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1.

 Under the terms of the Asset Purchase Agreement, certain assets of Taurus were excluded. Accordingly, the pro forma adjustments reflect decreases in property plant and equipment ($121,874) and other assets ($70,116) along with a corresponding decrease to Taurus stockholders' equity of $191,990.

The Taurus Acquisition was financed through borrowings of $3,200,000 under a new term loan with the Company's bank and $1,616,174 of subordinated debt financed by the seller of Taurus.

The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:



Pro forma purchase price
   Purchase price per the Asset Purchase Agreement            $   6,175,807
   Additional payment to seller for tax considerations              141,000
   Change in negotiated balance sheet versus audited
       balance sheet                                                 60,625
   Portion of purchase price related to change in book
        value from pro forma date to agreement date                 (29,930)
   Acquisition costs                                                502,500
                                                              -------------

       Total pro forma purchase price                             6,850,002

Proforma historical net book value of assets acquired             4,181,763
Net assets excluded as described above                             (191,990)
                                                              -------------
       Total pro forma historical net book value of
         assets acquired                                          3,989,773

Excess of purchase price over net book value of
  Assets acquired                                                 2,860,229

   Allocated to:

       Machinery and equipment                                      233,292
       Intangible assets                                            350,000

Remaining excess of cost over fair value of net assets
  acquired (goodwill)                                         $   2,276,937
                                                              -------------
                                                              -------------


The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a determination of the fair value of the net assets acquired at the date of the Taurus Acquisition as determined by valuations or other studies. The final purchase price allocation may differ from the preliminary allocation.

NOTE 2.

 The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expenses assumes:

Cost of goods sold -
       Depreciation of amounts allocated to machinery
       and equipment over 7 years.                            $       5,570
   General and administrative expenses -
       Amortization of amounts allocated to Other
       Intangible assets over 5 years                                17,500
       Amortization of goodwill over 20 years                        28,462
       Depreciation                                                  (1,500)
                                                              --------------
                                                              $      50,032
                                                              --------------

NOTE 3.

The pro forma adjustment to interest expense assumes:
Additional interest expense
   related to $4,816,174 of net additional borrowings         $      97,313
Elimination of Taurus' interest expense                              (6,257)
                                                              --------------
                                                              $      91,056
                                                              --------------
NOTE 4.

The pro forma adjustment to the provision for income taxes assumes mandatory state income taxes only as income would be offset by the Company's existing net operating loss position.

NOTE 5.

The pro forma adjustment to other assets assumes:
Eliminate excluded assets in the Asset Purchase Agreement     $     (70,118)
Record certain intangible assets                                    350,000
                                                              --------------
                                                              $     279,882
                                                              --------------

NOTE 6.

The pro forma adjustments to cash and long-term debt assumes:
   Cash purchase price to Seller                              $   6,850,002
   Paid by bank term loan                                        (3,200,000)
   Paid by Seller subordinated debt                              (1,616,174)
                                                              --------------
   Paid by WSI cash                                               2,033,828
   Payoff of Taurus debt                                            931,788
                                                              -------------
   Net adjustments to cash                                    $   2,965,616
                                                              --------------


                                                 Current         Long-term           Total
                                            ---------------   --------------    --------------
Bank term loan                              $      457,000    $   2,743,000     $   3,200,000
Seller Subordinate debt                                           1,616,174         1,616,174
Payoff of Taurus debt                             (288,638)        (643,150)         (931,788)
                                            ---------------   --------------    --------------
Net adjustments to debt                     $      168,362    $   3,716,024     $   3,884,386
                                            ---------------   --------------    --------------
                                            ---------------   --------------    --------------

INDEX TO EXHIBITS

Exhibit No.                            Description
-----------                            ----------------------------
     23                                Consent of Ernst & Young LLP



                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-75087, No. 33-19650 and No. 33-58565 of WSI Industries, Inc. on Form S-8 of our report, dated April 14, 1999 on the Financial Statements of Taurus Numeric Tool, Inc. for the Years Ended December 31, 1998 and 1997, appearing in this Current Report on Form 8-K/A of WSI Industries, Inc.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 29, 1999